UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

AXIOLOGIX EDUCATION CORPORATION

(Exact name of registrant as specified in charter)

Nevada	333-161321	61-1585332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Scarborough Dr., Suite 308E Egg Harbor Township, New Jersey	08234
(Address of principal executive offices)	(Zip Code)

(609) 646-2005

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02

Termination of a Material Definitive Agreement.

Effective immediately the sales agent agreement between Axiologix Education Corporation (the “Company”) and Seacliff Education Solutions has been terminated.

The Letter of Intent to acquire the software assets, customer list and revenue stream of an undisclosed educational software company has also expired.

The Company is continuing to focus on promoting ePad which it acquired in January this year; On-line education courseware, Professional Development and Special Education Software.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIOLOGIX EDUCATION CORPORATION

Date: July 15, 2011	By:	/s/ John P. Daglis
John P. Daglis, President